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AREA
BANCSHARES
CORPORATION

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                                  MEDIA RELEASE

FOR IMMEDIATE RELEASE
      August 26, 1999


            AREA BANCSHARES CORPORATION ANNOUNCES 5% SHARE REPURCHASE


         Owensboro, Kentucky - August 26, 1999 - Area Bancshares Corporation (NASDAQ: AREA), announced today that it is commencing a stock repurchase program to acquire up to 5% of its current outstanding shares of common stock. This will be dependent upon market conditions and Securities and Exchange Commission regulations, and there is no guarantee as to the number of shares to be repurchased.

         Thomas R. Brumley, President and C.E.O., stated, "Area's previous stock repurchase program was successful. The program that began in 1998 has resulted in the repurchase of 128,212 shares. Due to this success, the Board of Directors has decided to implement a new 12-month stock repurchase program."

         According to Mr. Brumley, the repurchase buyback will be through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases.

         The common stock of Area is traded on the NASDAQ Stock Market under the symbol "AREA". Market makers for Area are J.C. Bradford & Co., J.J.B. Hilliard, W.L. Lyons, Inc., Herzog, Heine, Geduld, Inc., Spear, Leeds & Kellogg, Sherwood Securities Corp, Stifel Nicolaus & Co., Friedman Billings Ramsey & Co. and Spear, Leeds & Kellogg Inc. Contact: John A. Ray, COO/CFO of Area Bancshares Corporation at (270) 688-7753.


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